Exhibit (a)(65)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of August 28, 2025 is entered into by and among Blazing Star Boots Superco (Jersey) Limited, a private limited company incorporated under the laws of Jersey (“Jersey Topco”), The Boots Group Limited, a private limited company incorporated under the laws of England and Wales with registered number 16571857 (“UK Topco”), and, solely for purposes of Section 2 of this Agreement, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), and Blazing Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub,” and collectively with Jersey Topco, UK Topco, the Company and Parent, the “Parties” and each, individually, a “Party”). Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Jersey Topco is a party to that certain Agreement and Plan of Merger, dated March 6, 2025 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, Merger Sub, the Company and the other parties thereto, pursuant to that certain Joinder Agreement, dated April 14, 2025 (the “Joinder Agreement”), by and among Jersey Topco, Parent, Merger Sub and the Company;

WHEREAS, after the date of the Joinder Agreement, UK Topco acquired 100% of the ownership interests of Jersey Topco, and UK Topco desires to enter into this Agreement in order to become a “Parent Entity” under the Merger Agreement (with respect to such provisions where such designation is applicable to Jersey Topco);

WHEREAS, Jersey Topco desires to assign, convey, transfer and deliver to UK Topco, and UK Topco intends to assume and accept from Jersey Topco, all of Jersey Topco’s rights and obligations under the Merger Agreement and the Joinder Agreement; and

WHEREAS, pursuant to Section 10.5 of the Merger Agreement, Jersey Topco is entitled to assign its rights and obligations under the Merger Agreement with the prior written consent of the Company, Parent and Merger Sub.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, do hereby agree as follows:

1. Assignment and Assumption. Jersey Topco hereby irrevocably assigns, conveys, transfers and delivers to UK Topco all of its rights and obligations under the Merger Agreement and the Joinder Agreement, and UK Topco hereby assumes and accepts from Jersey Topco all of Jersey Topco’s rights and obligations under the Merger Agreement and the Joinder Agreement (the “Assumption”).

2. Consent to Assumption. Each of the Company, Parent and Merger Sub hereby acknowledges and agrees that by its execution of this Agreement, such Party shall be deemed to have provided its prior written consent to the Assumption, including, without limitation, for purposes of Section 10.5 of the Merger Agreement.

3. Merger Agreement. For the avoidance of doubt, UK Topco acknowledges and agrees that, by executing this Agreement, UK Topco hereby assumes the rights and obligations of Jersey Topco as a party to the Merger Agreement and agrees to be bound by the representations, warranties, agreements and obligations under the Merger Agreement to the extent applicable to UK Topco in its capacity as a “Parent Entity” under the Merger Agreement (with respect to such provisions where such designation is applicable to UK Topco), with the same force and effect as if originally named therein as a Parent Entity thereunder.

4. Miscellaneous. Section 8.4 and Section 10.1 through 10.12 of the Merger Agreement shall apply hereto, mutatis mutandis.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Blazing Star Boots Superco (Jersey) Limited

By:	/s/ Dary Kopelioff
Name: Dary Kopelioff
Title: Director

The Boots Group Limited

By:	/s/ Dary Kopelioff
Name: Dary Kopelioff
Title: Director

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Solely for purposes of Section 2 of this Agreement:

Walgreens Boots Alliance, Inc.

By:	/s/ Lanesha Minnix
Name: Lanesha Minnix
Title: Executive Vice President and Global Chief Legal Officer

Blazing Star Parent, LLC

By:	/s/ Kevin Burke
Name: Kevin Burke
Title: Vice President and Secretary

Blazing Star Merger Sub, Inc.

By:	/s/ Kevin Burke
Name: Kevin Burke
Title: Vice President and Secretary

[Signature Page to Assignment and Assumption Agreement]